InterDigital

NUMBER                                                                    SHARES

CU 41445                                                       CUSIP 45866A 10 5

COMMON STOCK           Inter-Digital Communications Corporation

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

          ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

     THIS CERTIFIES THAT




     is the owner of


 FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT PER SHARE OF
          THE COMMON STOCK OF INTERDIGITAL COMMUNICATIONS CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                     InterDigital Communications Corporation

                                 CORPORATE SEAL

                                      1972
     /s/                                                                /s/
-------------                      PENNSYLVANIA                    -------------

    SECRETARY                                                          PRESIDENT



                    INTERDIGITAL COMMUNICATIONS CORPORATION

     The Corporation will furnish to any shareholder, upon request and without charge, (i) a full summary or statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, (ii) a description of the variations in the relative rights and preferences between shares of any preferred or special class issued in series so far as the same shall have been fixed and determined and (iii) a statement of the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of such preferred or special classes.

                                ----------------

     Keep this certificate in a safe place. If it is lost, stolen or destroyed the Corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.

                               ----------------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT  -       Custodian
                  ---------          -----------
                    (Cust)             (Minor)
                   under Uniform Gifts to Minors
                   Act
                      ---------------------------
                               (State)
Additional abbreviations may also be used though not in the above list.

For value received,                hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                          shares
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of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                        Attorney
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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
     ----------------------

Signature Guaranteed:

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X
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NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between InterDigital Communications Corporation (the "Company") and American Stock Transfer and Trust Company (the "Rights Agent") dated as of December 31, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.